Exhibit 99.1

For Immediate Release:	Contact: Trey Whichard
Wednesday, October 28, 2009	(713) 651-4406
KEY ENERGY SERVICES ANNOUNCES THIRD QUARTER 2009 RESULTS AND CREDIT FACILITY AMENDMENT
Amended Credit Facility Provides Increased Flexibility to Support Continued Growth
HOUSTON, TX, October 28, 2009 — Key Energy Services, Inc. (NYSE: KEG) announced its results for the quarter ended September 30, 2009 and an amendment to its credit facility. The company’s earnings conference call will be held tomorrow at 9:30 a.m. CDT.
Third Quarter Results
For the third quarter of 2009, Key Energy Services reported revenue of $237.7 million and a net loss of $124.9 million, or $1.03 per fully diluted share. The net loss includes previously announced pre-tax charges of $159.8 million for rig retirements and asset impairments. Excluding these items, the net loss for the third quarter of 2009 was $24.1 million, or $0.20 per fully diluted share. Revenue declined 1.6% from the previous quarter, and 55.6% from last year’s third quarter.
Comparatively, the average Baker Hughes U.S. land rig count increased 6% from the previous quarter, and was down 51% from last year’s third quarter.
The following table sets forth data for the third quarter and prior periods:

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
	(in millions, except per share data)
	(unaudited)

Revenues	$237.7	$241.5	$535.6
(Loss) income attributable to common stockholders	$(124.9)	$(18.5)	$48.5
Diluted (loss) earnings per share	$(1.03)	$(0.15)	$0.39
Adjusted EBITDA (defined below)	$16.7	$22.2	$130.9

Key’s Well Servicing segment reported third quarter revenue of $194.1 million, down 2% from $197.9 million generated in the second quarter of 2009. Sequentially, revenue in North America was down 3%, which was offset somewhat by a 6% increase in international revenue. A pre-tax charge of $65.9 million related to the retirement of approximately 250 service rigs is reflected in the operating loss of $58.0 million reported in the Well Servicing segment. Excluding this charge, third quarter operating income was $7.9 million, or 4% of revenue. This compares to operating income of $15.5 million, or 8% of revenue, generated in the second quarter of 2009. Sequential average pricing was down 2.7% in the third quarter compared to the second quarter average, which accounts for a majority of the 400 basis point decline in operating income margins, exclusive of the retirement charge. Pricing appears to have stabilized during the third quarter, consistent with pricing levels experienced late in the second quarter of 2009.
Key’s Production Services segment reported revenue of $43.6 million, essentially flat with second quarter 2009 revenues of $43.5 million. A pre-tax charge of $93.9 million, resulting from asset impairments, is reflected in the operating loss of $103.1 million for the third quarter of 2009. Excluding this charge, third quarter 2009 operating loss was $9.2 million, as compared to an operating loss of $8.9 million generated in the second quarter of 2009.
Key’s total general and administrative expenses included in its reported segments were $41.1 million during the quarter, a decline of $4.3 million from the second quarter of 2009.
International
On September 1, 2009, Key increased its Russian investment in GeoStream by approximately $16.4 million, resulting in a controlling interest. GeoStream’s financial results have been consolidated with Key’s beginning September 1, 2009, and are included in its Well Servicing segment. Revenue contributed by GeoStream for the month of September was $1.3 million. Concurrently with the investment, GeoStream paid Key a down payment of approximately $16.0 million towards the purchase of equipment from Key, including two workover rigs, two drilling rigs, associated support equipment, cementing equipment and fishing tools. Delivery of this equipment to Russia is scheduled to be completed over the first and second quarters of 2010.

The company has delivered the previously announced three additional service rigs to its operations in Mexico; these rigs will begin working by the end of 2009. In Argentina, revenue in the third quarter of 2009 was up slightly as the market experienced modest recovery towards the end of the quarter; however, labor issues continued to negatively impact earnings.
Liquidity and Capital Expenditures; Credit Agreement Amendment
Total capital expenditures were approximately $35.6 million for the third quarter of 2009 and $103.0 million for the first nine months of 2009. The company expects capital expenditures for the full year 2009 to approximate $125.0 million. The company’s consolidated cash balance of $93.1 million includes approximately $12.0 million of cash in GeoStream’s bank accounts.
On October 27, 2009, Key entered into an amendment to its senior secured revolving credit facility due 2012. With the amendment, the company reduced the total available principal amount under the facility from $400.0 million to $300.0 million to reflect the current needs of Key’s business. As of October 27, 2009, the company had $87.8 million in outstanding borrowings under the facility and $43.2 million in outstanding letters of credit, leaving, under the amended facility, approximately $169.0 million available to borrow. Concurrently with the amendment process, Key also replaced the commitment held by Lehman Commercial Paper, Inc. with a new lender so the $300.0 million commitment will be fully available. The company retained the $100.0 million accordion feature in the credit facility, allowing for an increase in the facility subject to lenders’ approval, should Key’s future needs and economic conditions warrant. Among other modifications, the amendment removed the requirement to maintain a ratio of maximum consolidated debt to EBITDA (as defined in the credit facility), and replaced it with a requirement to maintain a 45% consolidated debt to capitalization ratio together with a requirement to maintain a minimum ratio of senior secured debt to EBITDA (as defined in the credit facility). In addition, certain other covenants were modified which will increase Key’s ability to invest internationally.
Commenting on the credit facility amendment, Dick Alario, Chairman, President and CEO, stated, “We are very pleased with the credit facility amendment, which provides increased flexibility necessary to manage the company through this down-cycle without compromising our ability to pursue growth opportunities. I thank our Key team that led this effort and appreciate our bank group’s ability to deliver the desired outcome.”

Overview and Outlook
Commenting on industry conditions, Alario further stated, “In contrast to ending the second quarter of 2009 after seven months of successive activity and pricing declines, we leave the third quarter at activity levels higher than where we started the quarter and with pricing that appears to have found bottom. We remain guarded about the rate of improvement in our North American oil markets; however, we are encouraged by our recent activity increases. Meanwhile, our international expansion effort continues to gain momentum. In addition to successfully increasing our market presence in Mexico, new equipment will begin arriving in Russia in the fourth quarter and should start working early in 2010.”
Conference Call
Key will hold an investor conference call tomorrow, October 29, 2009, at 9:30 a.m. CDT. To access the call, which is open to the public, please call the conference call operator at the following number: (888) 794-4637 and ask for the “Key Energy Services Conference Call.” International callers should dial (660) 422-4879. The conference call will also be available on the web. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available beginning October 29, 2009, at 1:00 p.m. CDT and will be available for one week. To access the replay, please call (800) 642-1687. The access code for the replay is 36015253.

Condensed Consolidated Statements of Operations (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)

REVENUES	$237,671	$535,620	$811,118	$1,494,022

COSTS AND EXPENSES:
Direct operating expenses	179,901	342,195	580,981	946,324
Depreciation and amortization expense	44,477	42,676	132,424	124,923
General and administrative expenses	41,071	62,477	135,172	188,458
Asset retirements and impairments	159,802	—	159,802	—
Interest expense, net of amounts capitalized	9,082	10,475	28,911	30,594
Loss (gain) on disposal of assets, net	1,945	(1,683)	1,284	(2,309)
Interest income	(42)	(213)	(459)	(903)
Other (income) expense, net	(359)	2,152	(789)	1,240

Total costs and expenses, net	435,877	458,079	1,037,326	1,288,327

(Loss) income before taxes and noncontrolling interest	(198,206)	77,541	(226,208)	205,695
Income tax benefit (expense)	73,189	(29,079)	83,622	(78,982)

Net (Loss) Income	(125,017)	48,462	(142,586)	126,713

Noncontrolling interest	75	—	75	245

(LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(124,942)	$48,462	$(142,511)	$126,958

(Loss) earnings per share attributable to common stockholders:
Basic	$(1.03)	$0.39	$(1.18)	$1.01
Diluted	$(1.03)	$0.39	$(1.18)	$1.00

Weighted average shares outstanding:
Basic	121,277	123,518	120,983	125,304
Diluted	121,277	125,377	120,983	127,062

Condensed Consolidated Balance Sheets (in thousands):

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$93,083	$92,691
Accounts receivable, net	184,913	377,353
Other current assets	106,927	89,078

Total current assets	384,923	559,122

Property and equipment, net	871,581	1,051,683
Goodwill	345,228	320,992
Other intangible assets, net	45,138	42,345
Equity-method investments	5,271	24,220
Other assets, net	16,686	18,561

TOTAL ASSETS	$1,668,827	$2,016,923

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$41,311	$46,185
Accrued liabilities and interest	136,946	201,484
Current portion of long-term debt	23,881	25,704

Total current liabilities	202,138	273,373

Long-term debt, less current portion	527,529	633,591
Deferred tax liabilities	132,501	188,581
Other non-current accrued liabilities	53,181	60,646

Stockholders’ equity	753,478	860,732

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,668,827	$2,016,923

Consolidated Cash Flow Data (in thousands):

	Nine Months Ended
	September 30,
	2009	2008
	(unaudited)

Net cash provided by operating activities	$197,581	$240,838
Net cash used in investing activities	(85,581)	(223,065)
Net cash used in financing activities	(109,100)	(5,391)
Effect of changes in exchange rates on cash	(2,508)	326

Net increase in cash and cash equivalents	392	12,708

Cash and cash equivalents, beginning of period	92,691	58,503

Cash and cash equivalents, end of period	$93,083	$71,211

Results of Operations by Reportable Segment (in thousands, except for percentages):

	Well	Production	Functional
For the Three Months Ended September 30, 2009:	Servicing	Services	Support
	(unaudited)
Revenues from external customers	$194,071	$43,600	$—
Operating expenses	186,155	52,819	26,475
Asset retirements and impairments	65,869	93,933	—
Operating loss	(57,953)	(103,152)	(26,475)
Operating loss as a percentage of revenue	-29.9%	-236.6%	n/a
Operating income (loss), excluding asset retirements and impairments	7,916	(9,219)	(26,475)
Operating income (loss), excluding asset retirements and impairments, as a percentage of revenue	4.1%	-21.1%	n/a

	Well	Production	Functional
For the Three Months Ended June 30, 2009:	Servicing	Services	Support
	(unaudited)
Revenues from external customers	$197,945	$43,513	$—
Operating expenses	182,423	52,383	27,633
Operating income (loss)	15,522	(8,870)	(27,633)
Operating income (loss) as a percentage of revenue	7.8%	-20.4%	n/a

	Well	Production	Functional
For the Three Months Ended September 30, 2008:	Servicing	Services	Support
	(unaudited)
Revenues from external customers	$399,586	$136,034	$—
Operating expenses	302,225	112,435	32,688
Operating income (loss)	97,361	23,599	(32,688)
Operating income as a percentage of revenue	24.4%	17.3%	n/a

	Well	Production	Functional
For the Nine Months Ended September 30, 2009:	Servicing	Services	Support
	(unaudited)
Revenues from external customers	$648,277	$162,841	$—
Operating expenses	583,824	184,490	80,263
Asset retirements and impairments	65,869	93,933	—
Operating loss	(1,416)	(115,582)	(80,263)
Operating loss as a percentage of revenue	-0.2%	-71.0%	n/a
Operating income (loss), excluding asset retirements and impairments	64,453	(21,649)	(80,263)
Operating income (loss), excluding asset retirements and impairments, as a percentage of revenue	9.9%	-13.3%	n/a

	Well	Production	Functional
For the Nine Months Ended September 30, 2008:	Servicing	Services	Support
	(unaudited)
Revenues from external customers	$1,108,958	$385,064	$—
Operating expenses	840,724	308,544	110,437
Operating income (loss)	268,234	76,520	(110,437)
Operating income as a percentage of revenue	24.2%	19.9%	n/a

Below is a reconciliation of loss attributable to common stockholders as reported in accordance with United States generally accepted accounting principles (GAAP) to loss attributable to common stockholders as adjusted by certain non-cash charges (a non-GAAP measure) and loss attributable to common stockholders to Adjusted EBITDA (a non-GAAP measure) as required under Regulation G of the Securities Exchange Act of 1934.
Impact of Certain Non-Cash Charges on Consolidated Loss Attributable to Common Stockholders and Diluted Loss per Share (in thousands, except per share amounts):
(Please note that the earnings per share impacts of the items discussed below may differ for the third quarter and year-to-date periods due to a different number of weighted average shares outstanding for the quarterly and nine month periods).

	Three Months Ended September 30, 2009
	Loss Before	Loss
	Income Taxes and	Attributable to
	Noncontrolling	Common	Diluted Loss
	Interest	Stockholders	per Share
	(unaudited)
As reported	$(198,206)	$(124,942)	$(1.03)

Impact of items:

Rig retirement charges	65,869	41,563	0.34
Asset impairment charges	93,433	58,956	0.49
Goodwill impairment charges	500	316	—

Excluding items	$(38,404)	$(24,107)	$(0.20)

	Nine Months Ended September 30, 2009
	Loss Before	Loss
	Income Taxes and	Attributable to
	Noncontrolling	Common	Diluted Loss
	Interest	Stockholders	per Share
	(unaudited)
As reported	$(226,208)	$(142,511)	$(1.18)

Impact of items:

Rig retirement charges	65,869	41,563	0.34
Asset impairment charges	93,433	58,956	0.49
Goodwill impairment charges	500	316	—

Excluding items	$(66,406)	$(41,676)	$(0.35)
Key excludes certain items from net loss attributable to common stockholders because those items are customarily excluded by analysts in published estimates and Key’s management believes, for purposes of comparability to financial performance in other periods and to evaluate the company’s trends, that it is appropriate for these items to otherwise be excluded. The net loss, as adjusted, should not be considered a substitute for, or superior to, loss attributable to common stockholders as reported in accordance with GAAP.

Reconciliations to Adjusted EBITDA (in thousands, except for percentages):

	Three		Three		Three
	Months		Months		Months
	Ended		Ended		Ended
	September 30,	% of	June 30,	% of	September 30,	% of
	2009	Revenue	2009	Revenue	2008	Revenue
	(unaudited)

(Loss) income attributable to common stockholders	$(124,942)	-52.57%	$(18,473)	-7.65%	$48,462	9.05%
Interest income	(42)	-0.02%	(169)	-0.07%	(213)	-0.04%
Interest expense, net of amounts capitalized	9,082	3.82%	10,181	4.22%	10,475	1.96%
Income tax (benefit) expense	(73,189)	-30.79%	(10,658)	-4.41%	29,079	5.43%
Depreciation and amortization expense	44,477	18.71%	43,191	17.89%	42,676	7.97%
Asset retirements and impairments	159,802	67.24%	—	0.00%	—	0.00%
Noncontrolling interest	(75)	-0.03%	—	0.00%	—	0.00%
Other (income) expense, net	(359)	-0.15%	(512)	-0.21%	2,152	0.40%
Loss (gain) on disposal of assets, net	1,945	0.82%	(1,350)	-0.56%	(1,683)	-0.31%

Adjusted EBITDA	$16,699	7.03%	$22,210	9.20%	$130,948	24.45%

“Adjusted EBITDA” is defined as net income (loss) before interest, taxes, depreciation and amortization, and adjusted for impairment charges, other income and expense, gains and losses on the disposal of assets and noncontrolling interest. Management does not include gains or losses on the disposal of assets, impairment charges and other income and expense in its calculations of Adjusted EBITDA, as it believes that they are either non-recurring or not representative of the company’s core operations. Other income and expense generally represents the company’s minority investments and foreign currency transaction gains and losses. As a minority shareholder in those equity-method investments, the company cannot directly impact the performance of that investment. Further, management believes that most investors exclude impairment charges, noncontrolling interests and gains and losses on the sale of assets from customary EBITDA calculations as those items are often viewed as non-recurring and not reflective of ongoing financial performance.
Adjusted EBITDA is a non-GAAP measure that is used as a supplemental financial measure by the company’s management and directors and by external users of the company’s financial statements, such as investors, to assess:
•	The financial performance of the company’s assets without regard to financing methods, capital structure or historical cost basis;
•	The ability of the company’s assets to generate cash sufficient to pay interest on its indebtedness; and
•	The company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.
Adjusted EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA as an analytical tool include:
•	Adjusted EBITDA does not reflect Key’s current or future requirements for capital expenditures or capital commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;
•	Adjusted EBITDA does not reflect income taxes;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate Adjusted EBITDA differently than Key does, limiting its usefulness as a comparative measure; and
•
Adjusted EBITDA is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
A number of factors could cause actual results to differ materially from the expectations, estimates and projections expressed in this press release, including, but not limited to: risks associated with prolonged poor economic conditions in the United States and globally; availability of credit under Key’s revolving credit facility and related liquidity risks, including risks associated with Key’s recently amended credit facility; the continued instability of the credit markets; risks affecting activity levels for Key’s services, including the decline and instability of commodity prices and changes in the capital budgets of Key’s customers; risks related to well service rig retirements, including factors that could impact Key’s ability to meet the future demand and the impact of rig capacity in the market generally; risks affecting Key’s foreign operations, including expanded operations and investment in the Russian Federation and Mexico, and labor and other issues in Argentina; risks affecting Key’s ability to maintain prices for services and manage market pricing pressures; weather risks; and other risks that Key will be unable to achieve financial targets or implement targeted cost reductions.
Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.